Exhibit 10.2

PROFESSIONAL SERVICES AGREEMENT

This Agreement, effective as of the 1st day of December, 2005, is entered into by and between Matt Nydell (“Consultant”), with offices noted at the signature line below, and VIA NET.WORKS, Inc. (“VIA”), with its registered office is at 1013 Centre Road, Wilmington, Delaware 19805, United States.

In consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the parties agree as follows:

Termination of Employment and Retention as Consultant.

The parties acknowledge that:

a.  Consultant is currently employed by VIA and serves as its Senior Vice President, General Counsel and Secretary under the terms of an Employment Agreement dated April 24, 2002  (“Employment Agreement”);

b.  VIA has completed a transaction for the sale of all its operating assets and intends to begin the winding-up and dissolution of VIA; and

c.  VIA intends to terminate the Employment Agreement as of November 30, 2005; and

d.  VIA requires the continuing services of Consultant on a part-time basis after November 30, 2005 for the purpose of supporting the winding-up and dissolution of the company; and

e.  Consultant has indicated his willingness to enter into this Agreement in advance of the termination of the Employment Agreement in consideration of the acceleration by VIA of the payment to Consultant of all sums that will become due and payable to him under the Employment Agreement as at the date of termination by VIA.

VIA hereby notifies Consultant of the termination of the Employment Agreement effective as at November 30, 2005.  Upon execution of this Agreement, VIA shall make full payment of all sums payable under the Employment Agreement arising from the termination of employment from VIA. In order to maintain continuity of information, Consultant shall be entitled to retain his laptop computer indefinitely, subject to the Consultant’s continuing obligations to maintain confidentiality of VIA confidential information.

Scope of Agreement and Description of Services. During the Term, Consultant will provide professional services as described under the Statement of Work attached to this Agreement as Exhibit A (“Services” or “Work”), and in accordance with the terms and conditions of this Agreement. The Statement of Work may be amended from time to time and additional Statements of Work may be agreed by the parties upon written agreement of the parties, provided that all such amendments and all new Statements of Work shall include the information and be substantially in the form attached as Exhibit A.

Work Place, Travel.  The ordinary place of work for Consultant shall be the office maintained by Consultant.  Consultant may be requested to travel in connection with the provision of the Services, including travel to VIA’s offices in Hoofdorp, The Netherlands.  All international travel shall authorized in advance by VIA.

Term; Termination. This Agreement shall be effective for one (1) year from the effective date set forth above, unless earlier terminated as provided below (the “Terms”). Consultant may terminate this

VIA Confidential

Agreement if VIA fails to make any payment required hereunder and such failure continues for a period of thirty (30) days after written notice. VIA reserves the right to terminate this Agreement or any Statement of Work (a) for its convenience upon one (1) month written notice to Consultant at any time after the first six months of the Agreement, (b) if Consultant materially breaches any provision of this Agreement and fails to cure such breach within fifteen (15) days of written notice of such breach by VIA, or (c) immediately, if Consultant is unable to deliver the Services as a result of illness, disease, incapacity or disability for any consecutive three (3) week period during the Term.. The notice of termination shall specify the effective date of such termination.  If no time period is specified, then the termination shall be effective immediately upon receipt of the written notice of termination.

Fees; Payment.  Each Statement of Work shall set forth the basis on which Consultant shall be paid for the Work to be performed, such as an hourly or monthly rate or a project fixed fee. VIA shall also reimburse Consultant for all reasonable expenses incurred by Consultant in fulfilling his duties under this Agreement, including but not limited to automobile expense at £.40 / mile, reimbursement of actual costs of telephone, facsimile and mobile phone calls, air and ground travel, courier, mail and other delivery charges, office supplies and business meals and when on travel.  All travel and entertainment expense reimbursement requests shall be in accordance with VIA’s written travel and expense policies.   Consultant shall invoice VIA once each month for the Services performed and expenses incurred during the prior month, unless otherwise specified in a Statement of Work. VIA shall make payment within thirty (30) days after receipt thereof.

Consultant Warranties. Consultant warrants that the work to be provided hereunder will be performed in a professional manner and shall otherwise comply with the specifications set forth in the Statement of Work.

Ownership of Materials. Consultant will disclose and promptly furnish to VIA any and all business, financial and legal information, documentation, enhancements, manuals, and other material that Consultant prepares for or delivers to VIA under any Statement of Work (the “Results”). VIA shall have perpetual ownership, including copyrights, trade secrets and patent rights of and respect to the Results. To the extent there are any concerns as to the ownership rights of VIA, Consultant hereby assigns to VIA all right, title and interest therein and to the Results, including any and all patent, copyright, trade secret and other interests of any nature whatsoever. Consultant agrees that it shall have no right to use the Work for any purpose without VIA’s written consent in each instance.  VIA shall retain ownership over any material provided to Consultant during the course of this Agreement and Consultant agrees to maintain such materials in good condition at Consultant’s expense.

Confidentiality. Consultant acknowledges that all information about VIA, its business, operations and customers that Consultant or its personnel and/or permitted subcontractors learn in any way and from any source as a result of this Agreement, including the Results, constitutes a trade secret, or is confidential or proprietary to VIA. Consultant shall receive and hold such trade secrets and/or confidential or proprietary information in confidence, shall hold the same in trust, shall not disclose or furnish the same to any third party without VIA’s prior written consent, and shall not use the same for any purpose other than the performance of its obligations under this Agreement or otherwise in direct connection with the operation of this Agreement. Upon termination of this agreement, Consultant shall return or, at the discretion of VIA, destroy all VIA trade secret and/or confidential and proprietary material in Consultant’s care, custody or control. Notwithstanding the foregoing, this paragraph shall not encompass information about VIA that is or becomes publicly available through no fault of Consultant, is already lawfully in Consultant’s possession, is independently developed by Consultant, or is legitimately and lawfully obtained by Consultant from third parties not under obligations of confidentiality to VIA. Consultant acknowledges that the Confidential Information under this Agreement constitutes unique, valuable and special trade secret and business information of VIA, and that disclosure may cause irreparable injury to VIA.  Accordingly, Consultant acknowledges and agrees that the remedy at law for any breach of the covenants contained in this Agreement may be inadequate, and in recognition, agrees that VIA shall, in addition, be entitled to seek injunctive relief without bond including reasonable attorneys’ fees and other court costs and expenses, in the event of a breach or threatened breach of any of the provisions of this Agreement, which relief shall be in addition to and not in derogation of any other remedies which may be available to VIA as a result of such breach.

Hold Harmless.

Consultant is entirely responsible for arranging for property damage, casualty and car insurances and Consultant will hold VIA harmless for and against any property losses or injuries you might incur while at VIA locations or off-site carrying out the duties required under this Agreement.  Consultant warrants that it will comply with all applicable local and European Union employment and tax laws and regulations and indemnify and hold VIA harmless from and against all liabilities, claims, costs, losses, damages (including without limitation punitive or special damages), and expenses (including attorneys’ fees and allocated in-house legal expenses) arising out of breach of the foregoing warranty.

Relationship of the Parties; Indemnification

The relationship of Consultant to VIA is that of an independent contractor and in no case shall the relationship be deemed to be or construed as being as employee-employer, joint venturers, partners, or agent to principal.  Notwithstanding the foregoing, Consultant may be called upon to act as a director or officer of VIA or one or more VIA subsidiary entities in which case Consultant shall have such authority to act on behalf of VIA as provided under applicable law, VIA’s bylaws or those of the subsidiary entity, by resolution of the Board of Directors of VIA, and as consistent with VIA’s internal policies.  To the extent that Consultant shall serve in the capacity as officer or director of VIA or any of its subsidiaries during the Term, VIA shall indemnify and hold harmless Consultant from and against any liabilities, claims, suits and actions that Consultant may incur or suffer as result or arising out of or related in any manner to the performance of Consultant’s duties as an officer or director of VIA or its subsidiaries.  The terms of the indemnification shall be more specifically governed by the bylaws of VIA and any pre-existing indemnification agreement between the parties, and the parties expressly agree that the terms of such pre-existing agreement are hereby incorporated into this agreement and such terms and conditions shall continue in full force and effect as if expressly restated herein.

Limitation of Liability. Neither Consultant nor VIA shall be liable to the other, their officers, directors, agents, or employees, or to any person claiming rights derived from such party’s rights, for any indirect, special, punitive or consequential damages, loss of profits or revenues, or exemplary damages of any kind, whether arising out of this Agreement or from any breach or partial breach of the provisions of this Agreement or arising out of any act or omission of any of the named entities, their employees, officers, agents, affiliates, successors or assigns, or arising under theories of strict liability or tort, regardless of whether such party was advised, had other reason to know, or in fact knew of the possibility thereof.

Notices. Notices hereunder shall be effective when in writing and delivered personally, by registered mail, through a commercial overnight delivery service that provides a receipt, or via facsimile upon receipt of successful transmission, to the parties at their respective addresses set forth below. A party can change its notice address hereunder by giving notice thereof to the other party in accordance with this section.

Miscellaneous. In the event of Acts of God, war, governmental order or other similar cause beyond the reasonable control of a party hereto whose performance is affected thereby, such affected party shall not be liable for any failure or delay to perform its obligations under this Agreement.

This is an agreement for personal services and may not be assigned by Consultant.

No provision of this Agreement may be changed or modified in any manner, except by an instrument in writing signed by duly authorized representatives of both parties hereto. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

This Agreement, including all matters relating to the validity, construction, performance and enforcement thereof, shall be governed by the laws of the State of Delaware without giving effect to its principles of conflicts of law. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force. This Agreement and the attached Statement(s) of Work constitute the entire Agreement between the parties and supersede any prior or contemporaneous oral or written representations with regard to the subject matter hereof. To the extent of any conflict or inconsistency between the attached Statements of Work and any provision of this Agreement, the provision of the Statement of Work shall control.

VIA and Consultant have executed this Agreement shall be effective as of the date first above written.

AGREED TO AND ACCEPTED:

/s/ Matt Nydell

Consultant

Date:	November 3, 2005

Notice Address:

VIA NET.WORKS, Inc.

By:	/s/ Robert Michael McTighe

Title: Chairmman of the Board

Date:	November 3, 2005

Notice Address:

c/o Frederick Rosner

Jaspan Schlesinger Hoffman LLP

913 N. Market Street, Twelfth Floor

Wilmington, DE  19801

USA

Schedule A

Statement of Work

Contractor Responsibilities and Description of Work:

1.                                       Project Purpose:  Completion of Plan of Dissolution and Liquidation of VIA NET.WORKS, Inc.

2.             Scope of Work:

A. Continue to act as Senior Vice President and Secretary of VIA NET.WORKS, Inc. and an officer and director of subsidiaries of the company, as required.  Oversee and be responsible for compliance by all VIA companies with applicable legal and regulatory requirements. Undertake such as actions as may be requested by the Board of Directors from time to time, consistent with Consultant’s fiduciary obligations as Senior Vice President and Secretary of VIA.

B.  Oversee the implementation of the Plan of Dissolution and Liquidation and support company compliance with post-closing obligation under Sale Agreement with Interoute, review payment plans and payment proposals to creditors and vendors, negotiating with vendors as required, support actions to collect legal claims of Company, collaborate with CEO to provide periodic reports to board of directors on progress of plan of dissolution and liquidation; support the preparation and filing of periodic reports to SEC and Euronext, as required.

C.  Oversee and support all VIA litigation proceedings.

D.  Complete preparation and submission to the Board of Directors of all minutes of prior meetings of the board.

C.  Consultant shall, in his capacity of an officer of VIA, be authorized to engage and retain professionals, advisors and vendors in the name and on behalf of VIA and its subsidiaries in the course of performing the Services and as may be required by VIA, as determined in the exercise of the reasonable discretion of Consultant.

3.                                       VIA Supervisor:  Chairman of the Board of Directors

4.             VIA Obligations:  VIA will make available to Consultant the services of professionals, including legal, tax and accounting advisors, as may be reasonably required by Consultant for the purpose of performing the Services hereunder.  VIA will hold Consultant harmless and indemnify Consultant from and against all liabililities, losses, expenses and claims arising out of any action allegedly taken by Consultant as a professional legal advisor to VIA.

5.                                       Estimated Hours for Project and Fee Basis:  It is estimated that the Services under this Statement of Work will require approximately 10 hours per month.  The monthly fee is based on Consultant being available to perform Services under this Statement of Work for this period of time.  If the estimate is exceeded, reassessment of the commitment and fee will be required. Parties agree that this Statement of Work will continue for a minimum period of 6 months.

6.                                       Fee Basis:   £2,000 per month gross for 6 months plus continuing private ex-patriate health insurance coverage with Cigna International.

Agreed and Accepted:

VIA Project Manager:

Consultant: